Exhibit 10.2

                               TRANSFER AGREEMENT
                                 By and Between
                          MercTravel, Incorporated and
                                MercExchange, LLC

THIS AGREEMENT TO TRANSFER PATENT RIGHTS FOR THE ONLINE TRAVEL SECTOR, (hereinafter the "Agreement") is entered into this 7th day of January, 2000 by and between MercTravel, Incorporated, a Delaware corporation ("MercTravel"), having a principal place of business at 114 N. Alfred Street, Alexandria, VA 22314 and MercExchange, LLC, ("MercExchange") a limited liability company under Delaware law, having a principal place of business at 114 N. Alfred Street, Alexandria, VA 22314.


RECITALS

WHEREAS, MercTravel is embarking on the development and industry initiative to build and deploy Internet Markets and Auctions that employ the pending and issued Subject Patents; and

WHEREAS, MercTravel agrees that patent protection provides an important commercial advantage and agrees to consult and confer with MercExchange to assure a tight nexus between the commercial embodiments of the aforesaid Internet Markets and Auctions and the claims of the pending and issued Subject Patents; and

WHEREAS, MercExchange desires to transfer rights in its pending and issued Subject Patents for the online travel services industry sector subject to the terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the parties hereby agree as follows:


                                    ARTICLE I
                 TRANSFER OF RIGHTS IN THE ONLINE TRAVEL SECTOR

1.1 Transfer. MercExchange hereby grants to MercTravel, during the term of this Agreement, an exclusive License Grant to make, use and sell the inventions as disclosed and claimed in the pending and issued Subject Patents within the field of use of the Online Travel Sector.

1.2 Nexus. MercTravel shall use best efforts to develop Internet Markets and Auctions that employ the pending and issued Subject Patents for use in the Online Travel Sector. MercTravel shall confer with MercExchange to assure a tight nexus between the commercial embodiment of the aforesaid Internet Markets and Auctions with the claims of the pending and issued Subject Patents.

1.3 Legal Fees. MercTravel shall pay all reasonable legal and administrative fees associated with the continuing prosecution and maintenance of the Subject Patents before the U.S. Patent and Trademark Office. MercTravel shall also pay all legal, administrative and filing fees associated with any Interference
Proceeding before the U.S. Patent and Trademark Office and any related litigation in Federal or State Court. The parties shall confer on strategies concerning the prosecution, enforcement and exploitation of the Subject Patents.

1.4 Stock. MercTravel hereby grants 1,000 shares of MercTravel, which is 100% of its issued and outstanding shares, to MercExchange.


                                   ARTICLE II
                            NON-MONETARY REMUNERATION

If the Subject Patents are licensed to third parties and MercExchange receives non-monetary remuneration for any said license, including but not limited to, web


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easements,  discounted  or  free  advertisement  and  linking  agreements,  then
MercTravel  shall  purchase  in cash or equity  said  non-monetary  remunerative
benefit  from   MercExchange  at  one-third  the  fair  market  value  for  said non-monetary remunerate benefit within 60 days of the written offer of said non-monetary remuneration from MercExchange to MercTravel.


                                   ARTICLE III
                                   ENFORCEMENT

3.1 Right to Enforce Within The Online Travel Sector. MercExchange hereby assigns a non-exclusive right to MercTravel to enforce the Subject Patents, in its own name, and at its own expense, in the Online Travel Sector. MercExchange agrees to cooperate and join in said enforcement action if deemed a necessary party and enter into all further agreements necessary to enforce the Subject Patents. MercTravel shall reimburse MercExchange for expenses incurred by MercExchange under this section. Nothing in this Article shall confer any rights on MercTravel that prevents MercExchange from enforcing or continuing to enforce the Subject Patents in the name of MercExchange. If any right granted in this
Article is construed so as to prevent MercExchange from enforcing the subject Patents in the name of MercExchange against any third party then this Article shall be null and void.


                                   ARTICLE IV
                                   DEFINITIONS

4.1 Definitions. For the purpose of this Agreement only, the following terms shall have the meanings indicated:

4.1.1  The  term  "Subject   Patents"  means  the  following   patents,   patent
applications  and  all  continuing   patent   applications  that  seek  priority
therefrom:

A.       U.S. Patent Application No. 08/427,820, Entitled:
         "Consignment Nodes"

B. U.S. Patent Application No. 08/554,704, Now U.S. Patent No. 5,845,265, Entitled: "Consignment Nodes"

C.       U.S. Patent Application No. 09/203,286 (Petition for
         Interference with U.S. Patent No. 5,794,207) Entitled:
         "Consignment Nodes"

D. U.S. Patent Application No. 09/166,779, Entitled "Method and Apparatus for Facilitate Internet Commerce with Binding Offers to Sell and Binding Counter-Offers to Buy in an Electronic Market"

E. U.S. Patent Application No. 09/253,014, Entitled: "Method and Apparatus for Facilitating Electronic Commerce Through
         Internet Auctions"

F. U.S. Patent Application No.09/253,021, Entitled: "Method and Apparatus for Facilitating Internet Commerce Through
         Inter-networked Markets and Auctions"

G. U.S. Patent Application No.09/253,015, Entitled: "Methods and Apparatus for Automatically Distributing Internet
         Advertising"

H. U.S. Patent Application No. 09/253,057, Entitled: "Method and Apparatus for Facilitating Electronic Commerce Through
         Two-Tiered Electronic Markets and Auctions"

I. U.S. Patent Application No. 09/264,573, Entitled: "Method and Apparatus for Using Search Agents to Search Plurality of Markets for Items"


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4.1.2  The term  "Online  Travel  Sector"  means  the  right to make and use the inventions as claimed and disclosed in the Subject Patents relating to the Internet Market and Auctions in the travel service industry, including without limitation, car rental, hotel booking, airline tickets, cruise, rail and travel packages.

4.1.3 The term "License Grant" means the transfer of patent rights including the right to make and use and sub-license the inventions as claimed and disclosed in the Subject Patents, subject to this Agreement, in the Online Travel Sector.

4.1.4 The "Term" of this Agreement, unless earlier terminated as provided under this Agreement, shall remain in full force and effect until the last claim of any patent included in the Subject Patents expires.

                                    ARTICLE V
                                OTHER PROVISIONS

5.1 Termination for Cause. If MercTravel shall materially breach any of its obligations pursuant to this Agreement and shall fail to adequately correct such breach within two (2) months from the effective date of the first written notice to MercTravel, MercExchange may terminate License Grant pursuant to this Article by written notice. The termination shall immediately cause the License Grant to revert to MercExchange with no further step or action at law or equity required by MercExchange

5.2 No Joint Venture. The relationship between the parties shall be limited to the performance of their respective obligations as set forth in this Agreement. Nothing in this Agreement shall be construed to create a partnership or joint venture between the parties or to authorize either party to act as general agent for the other party, or to permit either party to bind or otherwise bind the other party. No party shall be liable for any of the actions, omissions, or indebtedness of the other party.

5.3 Assignability. Except as otherwise provided herein, the rights granted by each party to the other in this Agreement are personal to each party and may not be assigned or otherwise transferred by one party without the prior written consent of the other party. In the event of the sale and dissolution of MercTravel or of all the outstanding shares of MercTravel, the acquiring party shall take all rights, duties and obligations of this Agreement. The acquiring party shall have no further rights to sell or assign this Agreement without the prior written consent of MercExchange.

5.4 No Implied License. Nothing contained in this Agreement shall be construed as granting by implication, estoppel or otherwise, any licenses, warranties (implied in fact or law) or rights other than those expressly granted herein, or creating any obligation other than those expressly granted herein.

5.5 No Warranty. Nothing in this Agreement shall be construed as a warranty or representation by MercExchange as to the validity or scope of the Subject Patents or that the exercise of the license rights under the Subject Patents will not infringe upon the rights of any Third Party.

5.6 No Indemnification. MercExchange does not indemnify, warrant or otherwise guarantee or hold harmless MercTravel from enforcement and/or legal action brought by any Third Party. MercExchange make no warranties that any products made under this Agreement are materially fit for their purpose or comport with any other provision of the Uniform Commercial Code.

5.7 Notification. The parties shall notify each other in writing at the following address which may be amended from time to time upon written notification:

         MercExchange:



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                  Thomas G. Woolston
                  Managing Member
                  MercExchange, LLC
                  114 N. Alfred Street
                  Alexandria, VA 22314

         MercTravel:

                  Thomas G. Woolston
                  President
                  MercTravel, Incorporated
                  114 N. Alfred Street
                  Alexandria, VA 22314

5.8 Controlling Law. This Agreement shall be construed and enforced in accordance with, and shall be governed by the laws of the Commonwealth of Virginia without giving effect to the provision, policies, or principles thereof relating to choice or conflict of laws.

5.9 Severability. Any provision of this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

5.10 Waiver. The failure of any party to enforce any of the provisions of this Agreement, or of any rights with respect thereto, shall not be considered a waiver thereof or in any way affect the validity of this Agreement. The failure by any party hereto to enforce any of said provisions, rights or elections shall not prejudice said party from later enforcing or exercising the same or any other provisions, rights, of elections which it may have under this Agreement.

5.11 Integration. This Agreement contains the entire and only understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreement and understandings, whether oral or written, with respect thereto. No modification or wavier of this Agreement or any of its provisions shall be binding unless in writing and signed by a duly authorized representative of each of the parties hereto.

5.12 Bankruptcy or liquidation. The License Grant hereunder shall immediately revert to MercExchange if MercTravel seeks protection under Bankruptcy laws or is subject to liquidation under the laws of the United States.

5.13 Headings. Headings and section titles are for organization purposes only and shall have no effect on the interpretation of this Agreement.

5.14 Legal Fees. All fees payable hereunder, such as legal fees for continuing patent prosecution, shall be tendered by MercTravel within thirty (30) days of receipt of notice from MercExchange.

5.15 Remedy for Breach. If MercTravel materially breaches any condition of this Agreement and does not cure said breach within two (2) months notice of material breach, then the License Grant of patent rights to the online travel sector granted hereunder shall immediately become null and void and shall immediately revert to MercExchange, or its lawful successor in interest.

5.16 This Agreement shall be binding to all parties and may be executed in part by facsimile.



This Agreement is entered into the date and year first above written.


                                                  MercTravel, Incorporated




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                                                  By /s/ Thomas G. Woolston
                                                  Thomas G. Woolston
                                                  President & Chief Executive
                                                  Officer


                                                  MercExchange, LLC



                                                  By /s/ Thomas G. Woolston
                                                  Thomas G. Woolston
                                                  Managing Member